Exhibit 99.1

DANAHER CORPORATION ANNOUNCES RETIREMENT OF EXECUTIVE VICE

PRESIDENT STEVEN E. SIMMS

Washington, D.C., July 25, 2007—Danaher Corporation (NYSE:DHR) announced today that Steven E. Simms, Executive Vice President, has decided to retire from Danaher effective as of the end of 2007. Danaher expects to enter into a consulting agreement with Mr. Simms under which he will provide assistance from time to time in connection with special projects.

Mr. Simms joined Danaher in 1996 as an executive in Danaher’s Tools and Components business. He served as Vice President- Group Executive from 1998 to 2000 and has served as an Executive Vice President from 2000 to present.

“Steve has made outstanding contributions to Danaher’s growth and success for many years,” said H. Lawrence Culp, Jr., President and Chief Executive Officer. “We thank him for his dedication and service and are pleased that Steve will continue to work with us in the future.”

Danaher Corporation is a leading manufacturer of Professional Instrumentation, Medical Technologies, Industrial Technologies, and Tools and Components (www.danaher.com).

Statements in this release that are not strictly historical may be "forward-looking" statements. There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements. These factors include, among other things, the risk factors described in our SEC filings, including our 2006 Annual Report on Form 10-K and Second Quarter 2007 Quarterly Report on Form 10-Q. These forward-looking statements speak only as of the date of this release and the Company does not intend to update any forward-looking statement.

Please contact:

Andy Wilson

Vice President, Investor Relations

Danaher Corporation

2099 Pennsylvania Avenue, NW

12th Floor

Washington, D.C. 20006

Telephone: (202) 828-0850